SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 16, 2003

SUNLAND ENTERTAINMENT CO. (DELAWARE) INC.
(Exact name of registrant as specified in charter)

Delaware	0-23000	95-4217605
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11835 W. Olympic Boulevard, Suite 550, Los Angeles, California	90064
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 444-4100

Sunland Entertainment Co., Inc.
(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events

Roger Burlage, the Chairman and Chief Executive Officer of Sunland Entertainment Co., (Delaware) Inc. (the “Company”) notified the Board of Directors of the Company that he intends to resign from his position at the expiration of his contract in April of this year.  On January 15, 2003, the Board of Directors  authorized the creation of the Office of the President to provide for a smooth transition during the remainder of Mr. Burlage’s employment term.  The Office of the President is to provide general supervision, direction and control of the Company.  The Office of the President executes such decisions based upon the majority vote of the members of this office.  The following individuals have been appointed to serve in the Office of the President:

Roger Burlage

Gary Freeman

David Weiner

Mr. Burlage is currently the Chairman of the Board and Chief Executive Officer of the Company.  Mr. Freeman is currently a Vice President with Kellogg & Andelson, a Southern California based public accounting firm.  Mr. Weiner is currently a management consultant with the consulting firm of W-Net, Inc., and was formerly the President of K-Tel, International, a music and direct marketing company. Mr. Freeman has also been elected the Company’s Chief Financial Officer.

Item 7.    Financial Statements and Exhibits.

(a)           Financial Statements:  Not applicable.

(b)          Pro Forma Financial Information:  Not applicable.

(c)           Exhibits: Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SUNLAND ENTERTAINMENT CO. (DELAWARE) INC.

By:	/s/ Gary Freeman
Gary Freeman, Chief Financial Officer and Corporate Secretary

Date:       January 16, 2003